Exhibit 99.1

Leaf Group Ltd. Reports Fourth Quarter and Full Year 2020 Results

SANTA MONICA, CA – February 25, 2021 – Leaf Group Ltd. (NYSE: LEAF), a diversified consumer internet company, today reported financial results for the fourth quarter and fiscal year ended December 31, 2020.

Financial Summary
(In thousands, except per share amounts)

	(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Segment Revenue:
Society6 Group	$43,711	$22,446	$138,000	$73,852
Saatchi Art Group	5,665	3,825	17,063	15,773
Media Group	15,597	18,828	56,998	65,331
Total revenue	$64,973	$45,099	$212,061	$154,956

Net loss	$(2,673)	$(5,305)	$(8,860)	$(26,838)

EPS—basic and diluted	$(0.09)	$(0.20)	$(0.32)	$(1.03)

Segment Operating Contribution:
Society6 Group	$876	$428	$8,152	$310
Saatchi Art Group	172	(770)	(1,563)	(2,492)
Media Group	6,875	7,812	21,517	24,730
Deduct:
Strategic shared services and corporate overhead	(6,196)	(7,682)	(27,075)	(30,025)
Adjusted EBITDA(1)	$1,727	$(212)	$1,031	$(7,477)

Net cash provided by (used in) operating activities	$4,394	$4,475	$11,354	$(4,270)
Free cash flow(1)	$2,288	$2,642	$3,830	$(11,180)

(1)	These non-GAAP financial measures, and reasons for why the Company believes these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Q4 2020 Financial Summary:

Leaf Group is comprised of three reporting segments: Society6 Group, Saatchi Art Group, and Media Group.

For the fourth quarter of 2020:

●	Total revenue increased 44% year-over-year from $45.1 million to $65.0 million due to a 95% increase in Society6 Group revenue and a 48% increase in Saatchi Art Group revenue, partially offset by a 17% decrease in Media Group revenue.
●	Society6 Group revenue increased 95% year-over-year from $22.4 million to $43.7 million. This increase was primarily attributable to overall Direct-to-Consumer revenue growth of 102%, including 115% growth in the U.S. and 44% growth internationally.

●	Saatchi Art Group revenue increased 48% year-over-year from $3.8 million to $5.7 million. This increase was primarily attributable to strength in the Saatchi Art online marketplace with revenue growth of 123% and the recently-launched The Other Art Fair Online Studios, partially offset by the cancellation of its live fairs for the fourth quarter 2020.
●	Media Group revenue decreased 17% year-over-year from $18.8 million to $15.6 million. This decrease was primarily attributable to a 37% decrease in visits, partially offset by a 32% increase in RPV. On a pro forma basis after giving effect to the Hearst Transaction, visits decreased by 23% and RPV increased by 7% year-over-year.(1)
●	Net loss was $2.7 million for the quarter, an improvement of $2.6 million year-over-year, and Adjusted EBITDA was $1.7 million for the quarter, reflecting an improvement of $1.9 million year-over-year.
●	Cash and cash equivalents was $67.1 million at period end with $11.4 million in debt outstanding including $7.1 million from the Paycheck Protection Program and $4.0 million drawn on our revolving credit facility.
●	On a consolidated basis, Leaf Group’s properties reached over 53 million monthly unique visitors in the United States in December 2020 (source: December 2020 U.S. comScore).

____________

(1)	On April 24, 2020, Leaf Group entered into an Asset Sale and Services Agreement with Hearst Newspapers (“Hearst”), pursuant to which the Company sold to Hearst a library of content carried on certain websites that had been hosted by the Company on behalf of Hearst for $9.5 million, of which $4.0 million was paid at signing (the “Hearst Transaction”). The balance of $5.5 million was paid on August 21, 2020, upon completion of the migration of the Hearst Content to servers controlled by Hearst. As of April 25, 2020, the Company is no longer including visits to the sites migrated to Hearst in the Hearst Transaction in its media group metrics.

Unaudited Operating Metrics:

	Three months ended			Year ended
	December 31,			December 31,
	2020	2019	% Change	2020	2019	% Change
Society6 Group Metrics:
Society6 Group Number of Transactions(1)	761,726	408,895	86%	2,276,846	1,233,155	85%
Society6 Group Gross Transaction Value (in thousands)(2)	$50,675	$24,953	103%	$158,809	$83,851	89%

Saatchi Art Group Metrics:
Saatchi Art Group Number of Transactions(3)	9,447	9,104	4%	32,209	30,703	5%
Saatchi Art Group Gross Transaction Value (in thousands)(4)	$10,340	$8,360	24%	$38,554	$30,988	24%
Number of Art Fairs(5)	—	3	(100)%	—	12	(100)%

Media Group Metrics:(6)
Visits per Google Analytics (in thousands)(7)	410,285	652,418	(37)%	2,109,411	2,847,099	(26)%
Revenue per Visit (RPV)(8)	$38.02	$28.86	32%	$27.02	$22.95	18%
Pro forma Visits per Google Analytics (in thousands)(7)(9)	410,285	529,566	(23)%	1,935,138	2,261,666	(14)%
Pro forma Revenue per Visit (RPV)(8)(9)	$38.02	$35.55	7%	$29.45	$28.89	2%

(1)	Society6 Group number of transactions is defined as the total number of Society6 Group transactions successfully completed by a customer during the applicable period.

(2)	Society6 Group gross transaction value is defined as the total dollar value of Society6 Group transactions. Society6 Group gross transaction value is the total amount paid by the customer for a Society6 Group product, which consists of the following elements: the product price, inclusive of the commission payable to the artist, shipping charges, and sales taxes, less any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.
(3)	Saatchi Art Group number of transactions is defined as the total number of Saatchi Art Group transactions successfully completed by a customer during the applicable period, excluding certain transactions generated by Saatchi Art’s The Other Art Fair, which include sales of stand space to artists at fairs, sponsorship fees and ticket sales.
(4)	Saatchi Art Group gross transaction value is defined as the total dollar value of Saatchi Art Group transactions, excluding the revenue from certain transactions generated by Saatchi Art’s The Other Art Fair, which include sales of stand space to artists at fairs, sponsorship fees and ticket sales. Saatchi Art Group gross transaction value is the total amount paid by the customer for a Saatchi Art Group product, which consists of the following elements: the product price, inclusive of the commission payable to the artist, shipping charges, and sales taxes, less any promotional discounts. Gross transaction value does not reflect any subsequent cancellations, refunds or credits and does not represent revenue earned by the Company.
(5)	Number of Art Fairs is defined as in-person art fairs hosted by The Other Art Fair.
(6)	Media Group Metrics include visits and revenue generated by OnlyInYourState subsequent to its acquisition in February 2019. From April 25, 2020 onwards, Media Group Metrics exclude visits generated by certain domains no longer under our control as a result of the Hearst Transaction.
(7)	Visits per Google Analytics is defined as the total number of times users access the Company’s content across (a) one of its owned and operated properties and/or (b) one of its customers’ properties, to the extent that the visited customer web pages are hosted by the Company. In each case, breaks of access of at least 30 minutes constitute a unique visit. Additionally, a visit is also considered to have ended at midnight or if a user arrives via one campaign, leaves, and then comes back via a different campaign.
(8)	RPV is defined as Media Group revenue per one thousand visits.
(9)	Pro forma Visits and Pro forma Revenue per Visit exclude visits generated by certain domains no longer under our control as a result of the Hearst Transaction for all periods reported. The number of visits is derived from Google Analytics.

Shareholder Letter and Conference Call Information

Leaf Group’s detailed Shareholder Letter is available at https://ir.leafgroup.com/investor-overview/quarterly-and-annual-results/default.aspx.

Leaf Group will host a corresponding conference call and presentation to answer questions today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). To access the conference call and presentation, dial 833-502-0482 (U.S./CAN) or 778-560-2575 (International) and reference conference ID 4423559. To participate on the live call, analysts should dial-in at least 10 minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of Leaf Group’s corporate website at http://ir.leafgroup.com and via replay beginning approximately two hours after the completion of the call. The accompanying slide presentation will also be posted to our website at https://ir.leafgroup.com/investor-overview/events-and-presentations/

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Leaf Group uses certain non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Leaf Group’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Leaf Group’s peer companies.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. An additional limitation of non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

The Company defines Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income (loss) excluding interest (income) expense, income tax expense (benefit), and certain other non-cash or non-recurring items impacting net income (loss) from time to time, principally comprised of depreciation and amortization, stock-based compensation, contingent payments to certain key employees/equity holders of acquired businesses and other payments attributable to acquisition, disposition or corporate realignment activities. Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses, and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Segment Operating Contribution as earnings before corporate or unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses. Management believes that the exclusion of certain expenses and gains in calculating Segment Operating Contribution provides a useful measure for period-to-period comparisons of the segment’s underlying revenue and operating costs that is focused more closely on the current costs necessary to operate the segment, and reflects the segment’s ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amounts of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

The Company defines Free Cash Flow as net cash provided by (used in) operating activities net of cash flows from contingent payments to certain key employees/equity holders of acquired businesses; other payments attributable to acquisition, disposition or corporate realignment activities; purchases of property and equipment; and purchases of intangible assets. Management believes that Free Cash Flow provides investors with useful information to measure operating liquidity because it reflects the Company’s underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. Free Cash Flow is used by management, and may also be useful for investors, to assess the Company’s ability to generate cash flow for a variety of strategic opportunities, including reinvesting in its businesses, pursuing new business opportunities and potential acquisitions, paying dividends and repurchasing shares.

About Leaf Group

Leaf Group Ltd. (NYSE: LEAF) is a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, including fitness and wellness (Well+Good, Livestrong.com and MyPlate App), and home, art and design (Saatchi Art, Society6 and Hunker). For more information about Leaf Group, visit www.leafgroup.com.

Cautionary Information Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements set forth in this press release include, among other things, statements regarding potential synergies achieved from acquisitions, the impact of strategic operational changes and the Company’s future financial performance. In addition, statements containing words such as “guidance,” “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “projections,” “business outlook,” and “estimate” or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. These forward-looking statements involve risks and uncertainties regarding the Company’s future financial performance; could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Leaf Group’s operations, markets, products and services; and are based on current expectations, estimates and projections about the Company’s industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Potential risks and uncertainties that could affect the Company’s operating and financial results are described in Leaf Group’s annual report on Form 10-K for the fiscal year ending December 31, 2020 filed with the Securities and Exchange Commission (http://www.sec.gov) on February 25, 2021, as such risks and uncertainties may be updated from time to time in Leaf Group’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These risks and uncertainties include, among others: risks associated with political and economic instability domestically and internationally including those resulting from the COVID-19 pandemic, which have and could lead to fluctuations in the availability of credit, decreased business and consumer confidence and increased unemployment; the Company’s ability to execute its business plan to maintain compliance with the continued listing criteria of the New York Stock Exchange (“NYSE”); changes by the Small Business Administration (“SBA”) or other governmental authorities regarding the Coronavirus Aid, Relief and Economic Security Act of 2020, the SBA’s related Paycheck Protection Program (the “PPP Program”); the Company’s ability to obtain forgiveness of the loan we obtained pursuant to the PPP Program; the Company’s ability to successfully drive and increase traffic to its marketplaces and media properties; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google, Bing and Yahoo!; the Company’s ability to attract new and repeat customers and artists to its marketplaces and successfully grow its marketplace businesses; the potential impact on advertising-based revenue from lower ad unit rates, a reduction in online advertising spending, a loss of advertisers, lower advertising yields, increased availability of ad blocking software, particularly on mobile devices and/or ongoing changes in ad unit formats; the Company’s dependence on various agreements with a specific business partner for a significant portion of its advertising revenue; the effects of shifting consumption of media content and online shopping from desktop to mobile devices and/or social media platforms; the Company’s history of incurring net operating losses; the Company’s ability to obtain capital when desired on favorable terms; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; the Company’s ability to effectively integrate, manage, operate and grow acquired businesses; the Company’s ability to retain key personnel; the Company’s ability to prevent any actual or perceived security breaches; the Company’s ability to expand its business internationally; the Company’s ability to generate long-term value for its stockholders; and ongoing actions taken and any future actions that may be taken by activist stockholders. From time to time, the Company may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. Any forward-looking statement made by the Company in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to revise or update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law, and may not provide this type of information in the future.

# # #

(Tables Follow)

Investor Contacts:
Brian Gephart Chief Financial Officer (310) 917-6414 IR@leafgroup.com Shawn Milne Investor Relations (310) 656-6346 shawn.milne@leafgroup.com

Leaf Group Ltd. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$67,080	$18,106
Accounts receivable, net	13,135	14,402
Prepaid expenses and other current assets	4,358	2,555
Total current assets	84,573	35,063
Property and equipment, net	14,789	13,797
Operating lease right-of-use assets	10,266	12,645
Intangible assets, net	10,784	12,589
Goodwill	19,295	19,465
Other assets	1,220	1,044
Total assets	$140,927	$94,603

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$13,515	$7,825
Accrued expenses and other current liabilities	25,876	21,291
Deferred revenue	3,609	2,464
Debt, current	7,614	4,000
Total current liabilities	50,614	35,580
Deferred tax liability	115	63
Operating lease liabilities	7,943	10,863
Debt, non-current	3,762	—
Other liabilities	190	287
Total liabilities	62,624	46,793
Commitments and contingencies
Stockholders’ equity
Common stock	4	3
Additional paid-in capital	601,687	562,332
Treasury stock	(35,706)	(35,706)
Accumulated other comprehensive loss	(23)	(20)
Accumulated deficit	(487,659)	(478,799)
Total stockholders’ equity	78,303	47,810
Total liabilities and stockholders’ equity	$140,927	$94,603

Leaf Group Ltd. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share amounts)

	(unaudited)
	Three months ended		Year ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue:
Product revenue	$45,711	$22,774	$143,150	$75,795
Service revenue	19,262	22,325	68,911	79,161
Total revenue	64,973	45,099	212,061	154,956
Operating expenses:
Product costs (exclusive of amortization of intangible assets shown separately below)(1)	36,858	17,055	109,610	57,104
Service costs (exclusive of amortization of intangible assets shown separately below)(1)(2)	8,903	9,509	34,173	35,509
Sales and marketing(1)(2)	10,423	9,221	35,122	31,719
Product development(1)(2)	4,036	5,228	18,764	20,880
General and administrative(1)(2)	6,805	8,709	29,753	33,433
Amortization of intangible assets	532	734	2,454	3,353
Total operating expenses	67,557	50,456	229,876	181,998
Loss from operations	(2,584)	(5,357)	(17,815)	(27,042)
Interest income	1	33	28	265
Interest expense	(79)	(25)	(371)	(40)
Other income, net	36	34	9,420	40
Loss before income taxes	(2,626)	(5,315)	(8,738)	(26,777)
Income tax (expense) benefit	(47)	10	(122)	(61)
Net loss	$(2,673)	$(5,305)	$(8,860)	$(26,838)

Net loss per share—basic and diluted	$(0.09)	$(0.20)	$(0.32)	$(1.03)
Weighted average number of shares—basic and diluted	29,040	26,233	27,305	25,960
__________________

(1) Depreciation expense included in the above line items:
Product costs	$468	$442	$2,006	$1,604
Service costs	1,176	978	4,441	3,809
Sales and marketing	13	10	42	30
Product development	17	24	59	59
General and administrative	138	183	615	1,256
Total depreciation	$1,812	$1,637	$7,163	$6,758

(2) Stock-based compensation included in the above line items:
Service costs	$236	$381	$1,238	$1,139
Sales and marketing	260	323	1,288	843
Product development	554	745	2,554	2,536
General and administrative	917	1,325	4,149	4,846
Total stock-based compensation	$1,967	$2,774	$9,229	$9,364

Leaf Group Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

	(unaudited)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net loss	$(2,673)	$(5,305)	$(8,860)	$(26,838)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,344	2,371	9,617	10,111
Non-cash lease expense	763	677	2,836	2,063
Deferred income taxes	29	(43)	52	(23)
Stock-based compensation	1,967	2,774	9,229	9,364
Gain from sale of asset	—	(24)	—	(24)
Gain from sale of business	—	—	(9,300)	—
Other	(283)	55	26	173
Change in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable, net	470	(2,592)	1,343	(1,938)
Prepaid expenses and other current assets	(682)	628	(1,864)	1,473
Other long-term assets	57	3	89	112
Operating lease ROU assets and liabilities	(809)	(832)	(2,955)	(2,527)
Accounts payable	3,878	4,328	5,680	6,362
Accrued expenses and other liabilities	1,032	2,680	4,316	(2,927)
Deferred revenue	(1,699)	(245)	1,145	349
Net cash provided by (used in) operating activities	4,394	4,475	11,354	(4,270)
Cash flows from investing activities
Purchases of property and equipment	(2,106)	(1,830)	(7,361)	(6,997)
Purchases of intangible assets	—	(3)	(163)	(3)
Proceeds from sale of assets	—	24	—	24
Proceeds from sale of business	—	—	9,500	—
Cash paid for acquisitions, net of cash acquired	—	—	—	(1,900)
Net cash provided by (used in) investing activities	(2,106)	(1,809)	1,976	(8,876)
Cash flows from financing activities
Proceeds from promissory note	—	—	7,144	—
Borrowings from revolving line of credit	—	4,000	—	4,000
Proceeds from exercises of stock options and purchases under ESPP	13	35	55	761
Net proceeds from issuance of common stock	32,200	—	32,200	—
Taxes paid on net share settlements of restricted stock units	(374)	(258)	(2,442)	(2,661)
Cash paid for acquisition holdback	—	—	(36)	(625)
Cash paid for contingent consideration liability	—	—	(856)	(934)
Cash paid for debt issuance costs	—	(110)	(38)	(110)
Other	(27)	(16)	(81)	(91)
Net cash provided by financing activities	31,812	3,651	35,946	340
Effect of foreign currency on cash, cash equivalents and restricted cash	(58)	(1)	(38)	(3)
Change in cash, cash equivalents and restricted cash	34,042	6,316	49,238	(12,809)
Cash, cash equivalents and restricted cash, beginning of period	34,322	12,810	19,126	31,935
Cash, cash equivalents and restricted cash, end of period	$68,364	$19,126	$68,364	$19,126

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$67,080	$18,106	$67,080	$18,106
Restricted cash included in other current assets	136	136	136	136
Restricted cash included in other long-term assets	1,148	884	1,148	884
Total cash, cash equivalents and restricted cash shown in the statement of cash flows	$68,364	$19,126	$68,364	$19,126

Leaf Group Ltd. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands)

	(unaudited)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Adjusted EBITDA:
Net loss(1)	$(2,673)	$(5,305)	$(8,860)	$(26,838)
Add (deduct):
Income tax expense (benefit), net	47	(10)	122	61
Interest (income) expense, net	78	(8)	343	(225)
Other income, net	(36)	(34)	(9,420)	(40)
Depreciation and amortization(2)	2,344	2,371	9,617	10,111
Stock-based compensation(3)	1,967	2,774	9,229	9,364
Acquisition, disposition, realignment and contingent payment costs(4)	—	—	—	90
Adjusted EBITDA	$1,727	$(212)	$1,031	$(7,477)

Free Cash Flow:
Net cash provided by (used in) operating activities	$4,394	$4,475	$11,354	$(4,270)
Purchases of property and equipment	(2,106)	(1,830)	(7,361)	(6,997)
Purchases of intangibles	—	(3)	(163)	(3)
Acquisition, disposition, realignment and contingent payments(4)	—	—	—	90
Free Cash Flow	$2,288	$2,642	$3,830	$(11,180)

(1)	For the fiscal year ended December 31, 2020, we had $1.5 million in cost savings, which included temporary salary cuts of our executive team and salaried direct workforce (whose salaries were reinstated effective with payroll paid on June 30, 2020) and compensation cuts and deferrals of compensation of our independent directors (whose cash retainer compensation was reinstated, effective July 1, 2020), neither of which is expected to reoccur.
(2)	Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets as included in the Company’s GAAP results of operations.
(3)	Represents the expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(4)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

Leaf Group Ltd. and Subsidiaries

Reconciliation of Segment Disclosure

(In thousands)

	(unaudited)
	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Segment Revenue:
Society6 Group	$43,711	$22,446	$138,000	$73,852
Saatchi Art Group	5,665	3,825	17,063	15,773
Media Group	15,597	18,828	56,998	65,331
Total revenue	$64,973	$45,099	$212,061	$154,956

Segment Operating Contribution:
Society6 Group(1)	$876	$428	$8,152	$310
Saatchi Art Group(1)	172	(770)	(1,563)	(2,492)
Media Group(1)	6,875	7,812	21,517	24,730
Deduct:
Strategic shared services and corporate overhead(2)(3)	(6,196)	(7,682)	(27,075)	(30,025)
Acquisition, disposition and realignment costs(4)	—	—	—	—
Adjusted EBITDA	$1,727	$(212)	$1,031	$(7,477)

Reconciliation to consolidated pre-tax income (loss):
Adjusted EBITDA	$1,727	$(212)	$1,031	$(7,477)
Add (deduct):
Interest income (expense), net	(78)	8	(343)	225
Other income, net	36	34	9,420	40
Depreciation and amortization(5)	(2,344)	(2,371)	(9,617)	(10,111)
Stock-based compensation(6)	(1,967)	(2,774)	(9,229)	(9,364)
Acquisition, disposition, realignment and contingent payment costs(7)	—	—	—	(90)
Income loss before income taxes(8)	$(2,626)	$(5,315)	$(8,738)	$(26,777)

(1)	Segment operating contribution reflects earnings before corporate and unallocated expenses and also excludes: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expense); (e) income taxes; and (f) contingent payments to certain key employees/equity holders of acquired businesses.

(2)	Strategic shared services include shared operating expenses that are not directly attributable to the operating segments, including: network operations center, marketing, business development, product development, creative, financial systems, quality assurance, software engineering, and information systems. Corporate overhead includes general and administrative support functions that are not directly attributable to the operating segments, including: executive, accounting, finance, human resources, legal, and facilities. Strategic shared services and corporate overhead excludes the following: (a) depreciation expense; (b) amortization of intangible assets; (c) share-based compensation expense; (d) interest and other income (expenses); and (e) income taxes.

(3)	Strategic shared services and corporate overhead includes $1.8 million and $1.9 million in strategic shared services costs for the three months ended December 31, 2020 and 2019, respectively, and $4.4 million and $5.8 million in corporate overhead for the three months ended December 31, 2020 and 2019, respectively. Strategic shared services and corporate overhead include $7.8 million and $8.0 million in strategic shared services for the fiscal year ended December 31, 2020 and 2019, respectively, and $19.3 million and $22.0 million in corporate overhead for the fiscal year ended December 31, 2020 and 2019, respectively.

(4)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, and (c) other payments attributable to acquisition, disposition or corporate realignment activities, excluding contingent payments to certain key employees/equity holders of acquired businesses.

(5)	Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, including amortization expense related to its investment in media content assets, included in the Company’s GAAP results of operations.

(6)	Represents the expense related to stock-based awards granted to employees as included in the Company’s GAAP results of operations.

(7)	Represents such items, when applicable, as (a) legal, accounting and other professional service fees directly attributable to acquisition, disposition or corporate realignment activities, (b) employee severance, (c) contingent payments to certain key employees/equity holders of acquired businesses, and (d) other payments attributable to acquisition, disposition or corporate realignment activities.

(8)	For the fiscal year ended December 31, 2020, we had $1.5 million in cost savings, which included temporary salary cuts of our executive team and salaried direct workforce (whose salaries were reinstated effective with payroll paid on June 30, 2020) and compensation cuts and deferrals of compensation of our independent directors (whose cash retainer compensation was reinstated, effective July 1, 2020), neither of which is expected to reoccur.